Report of Independent Registered Public
 Accounting Firm

To the Shareholders and Board of Trustees of Money Market Obligations Trust

In planning and performing our audit of the financial statements of Tax-Free Instruments Trust (the "Fund"), a portfolio of Money
Market Obligations Trust, for the year ended
March 31, 2005, we
considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures
 for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide
assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility,
 estimates and judgments by management are required to assess the expected benefits and related costs of controls.
Generally,
controls that are relevant to an audit pertain to the entitys objective of preparing financial statements for external purposes
that are fairly presented in conformity with U.S.
 generally accepted
 accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the
effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards of the Public Company Accounting
 Oversight Board
(United States). A material weakness is a condition in which the design or operation of one or more of the internal control components
 does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation
to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing
 their assigned functions. However, we noted no matters involving nternal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of March 31, 2005.

This report is intended solely for the information and use of management and the Board of Trustees of Money Market Obligations
 Trust and the
Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



Ernst & Young LLP



Boston, Massachusetts
May 9, 2005